CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated July 28, 2021, with respect to the financial statements of Wells Fargo Growth Balanced Fund and Wells Fargo Moderate Balanced Fund, two of the funds comprising Wells Fargo Funds Trust, as of May 31, 2021, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
September 22, 2021